Exhibit 10.1
TWELFTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS TWELFTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 8, 2020, but effective as of July 22, 2020 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).
RECITALS
A.The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 1, 2012, a Second Amendment to Amended and Restated Master Repurchase Agreement dated as of November 13, 2012, a Third Amendment to Amended and Restated Master Repurchase Agreement dated as of November 29, 2012, a Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 31, 2013, a Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 30, 2014, a Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 29, 2015, a Seventh Amendment to Amended and Restated Master Purchase Agreement dated as of January 18, 2016, an Eighth Amendment to Amended and Restated Master Purchase Agreement dated as of July 27, 2016, a Ninth Amendment to Amended and Restated Master Purchase Agreement dated as of July 26, 2017, a Tenth Amendment to Amended and Restated Master Repurchase Agreement dated July 25, 2018, and an Eleventh Amendment to Amended and Restated Master Repurchase Agreement dated as of July 24, 2019 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”); and
B.The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments. The Repurchase Agreement is hereby amended as follows:
2.1Definitions. Section 1.2 of the Repurchase Agreement is hereby amended by adding or amending and restating, as applicable, the following defined terms to read in their entireties as follows:

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Seller and its Subsidiaries.
“LIBOR” means the London interbank offered rate.
“LIBOR Margin” means 1.75%.
“LIBOR Rate” means the greater of (a) zero and (b) the one-month LIBOR rate quoted by the Agent from Reuters Screen LIBOR01 Page or any successor thereto that may be designated by the Agent as provided in Section 6.7, which shall be that one-month LIBOR rate in effect and reset each LIBOR Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent.
“Pricing Rate” means the LIBOR Rate (or, if applicable, the alternate rate determined under Section 6.7) plus the LIBOR Margin or the Default Pricing Rate, as determined under this Agreement.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Termination Date” means the earlier of (i) July 21, 2021, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2The Buyers’ Commitments to Purchase. Section 3.9(e) of the Repurchase Agreement is hereby amended by deleting the reference to “Section 3.9(f)” and insert in its place “Section 3.9(e)”.
2.3Provisions Relating to LIBOR Rate. Section 6.7 of the Repurchase Agreement is amended and restated in its entirety to read as follows:
6.7 Provisions Relating to LIBOR Rate. If the Agent has determined that (a) the LIBOR Rate is no longer available, either because (i) the LIBOR Rate is not being quoted or published, (ii) any relevant agency or authority has announced that the LIBOR Rate will no longer be published or is no longer representative, or (iii) any similar circumstance exists such that the LIBOR Rate has become unavailable or ceased to exist, or (b) similar repurchase arrangements are being documented with a replacement rate to the LIBOR Rate, the Agent may, in its discretion, upon notice to the Seller and the Buyers, replace the LIBOR Rate with a replacement rate (which may include a successor index and a spread adjustment), taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority and evolving or prevailing market conventions. In connection with the selection and implementation of any such replacement rate, the Agent may make any technical, administrative or operational changes that the Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. The Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, the LIBOR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, the LIBOR Rate.

2.4Anti-Corruption Laws; Sanctions. Section 15 of the Repurchase Agreement is hereby amended by renumbering Section “15.5” as Section “15.6” and inserting in the appropriate place a new Section “15.5” which reads in its entirety:

15.5 Anti-Corruption Laws; Sanctions. The Seller, its Subsidiaries and their respective directors, officers, and employees and, to the knowledge of the Seller, the agents of the Seller and its Subsidiaries are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The Seller and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Seller, any of its Subsidiaries or any director, officer, employee, agent, or affiliate of the Seller or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).

2.5Compliance with Applicable Laws. Section 16.7 of the Repurchase Agreement is hereby amended adding the following to the end thereto:
The Seller will, and will cause each Subsidiary to, (a) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Anti-Corruption Laws and applicable Sanctions and (b) perform in all material respects its obligations under material agreements to which it is a party. The Seller will maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable

Sanctions. The Seller will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, its Property for any business activity that violates any applicable federal or state law or that supports a business that violates any federal or state law.

2.6Anti-Money Laundering Compliance. Section 16 of the Repurchase Agreement is hereby amended by adding a new Section “16.20” to the end thereof which reads in its entirety:

16.20 Anti-Money Laundering Compliance. The Seller will, and will cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Agent or any Buyer in order to assist the Agent and the Buyers in maintaining compliance with anti-money laundering laws and regulations.
2.7Use of Proceeds. Section 17.6 of the Repurchase Agreement is hereby amended adding the following to the end thereto:
The Seller will not, directly or indirectly, use the proceeds of the Transactions, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

2.8Approved Investors. Schedule AI of the Repurchase Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A to this Amendment.
Section 3.Representations, Warranties, Authority, No Adverse Claim.
3.1Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.
3.2Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
3.3No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
Section 4.Conditions Precedent. The effectiveness of the amendments hereunder on the Effective Date shall be subject to satisfaction of the following conditions precedent:
4.1The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:
(a)this Amendment duly executed by the Seller, the Agent, and the Buyers;
(b)an amendment to the Custody Agreement duly executed by the parties thereto, in form and substance acceptable to the Agent;
(c)a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and
(d)such other documents as the Agent reasonably requests.
4.2The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5.Miscellaneous.
5.1Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
5.2Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
5.3Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
5.4Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
5.5Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
5.6Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
5.7Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.8ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
NVR MORTGAGE FINANCE, INC., as Seller

By: /s/ Eugene Bredow
Name: Eugene Bredow
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Buyer

By: /s/ Edwin D. Jenkins
Name: Edwin D. Jenkins
Title: Senior Vice President

EXHIBIT A to
TWELFTH Amendment to
Amended and Restated
Master Repurchase Agreement

SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT